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FOR IMMEDIATE RELEASE:
----------------------

                                                        CONTACT: Eliezer Becher
                                                                 (914) 271-5361


                    RARE MEDIUM AND STERLING VISION TEAM TO
                       CREATE WORLD-CLASS OPTICAL PORTAL


         East Meadow, New York - December 17, 1999 - Sterling Vision, Inc. (NASDAQ: ISEE), one of the largest retail optical chains in the United States and one of the oldest U.S. operators of corrective laser surgery centers, and Rare Medium, Inc., the Web consulting services arm of Rare Medium Group, Inc. (NASDAQ: RRRR), today announced that they have signed an agreement to develop a world-class, web-based, optical portal business. In addition to a cash payment, Rare Medium will receive an equity interest in Sterling Vision.

         As part of the long-term arrangement, Sterling Vision, Inc. and Rare Medium, Inc. will work together to develop and launch a new web business strategy. It is anticipated that this new e-commerce capability will be the state-of-the-art information site for all eye care needs, offering Sterling customers the ability to fulfill their optical needs directly through the site, as well as an unparalleled ability to customize their optical needs to individual tastes and lifestyles. This new capability is expected to set the standards for new levels of online customer shopping and customer care experience by offering sunglasses, contact lenses and numerous other products and services.

         In addition, the companies intend to develop strategic business models and design and build the new web capabilities to launch these new operations, in addition to managing ongoing operations and hosting. This capability also will feature ASP outsource components. The parties expect to execute a definite agreement within thirty (30) days.

         Dr. Robert Cohen, Chairman of Sterling Vision, stated, "We were drawn to Rare because they are a new kind of company with an excellent reputation for improving business processes through strategic Internet solutions. They understand the challenges of creating new web-based businesses from the ground up, and we believe that they will be more than able to deliver this kind of capability, something which most well-established system integration companies of the past are not familiar with."








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         "We are very excited about working with Sterling Vision" said Suresh
Mathews, Rare's President and Chief Operating Officer. "This assignment allows us to 'pull out all the stops' and draw upon each of our Rare disciplines to truly build a blockbuster company".


About Rare Medium Group, Inc.
-----------------------------

         Rare Medium Group, Inc., through its wholly-owned subsidiary, Rare Medium, Inc., www.raremedium.com, provides Internet solutions and E-commerce strategies that improve business processes and develop branding strategies, marketing communications and interactive content to large and medium-sized companies in the financial, automotive, consumer service, retail, technology, entertainment and consumer goods industries. Clients include Microsoft, The New York Times, Merrill Lynch, Epson and Hotel Reservations Network, among other leading companies. Rare Medium Group, Inc. seeks to incubate paradigm-shifting ideas and build the next wave of blockbuster Internet companies by investing capital and leveraging its Internet development and solutions expertise. Rare Medium Group, Inc. is headquartered in New York City and, with its subsidiaries, employs more than 600 Internet professionals in its 12 offices throughout the United States, Canada and abroad. More information about Rare Medium Group, Inc. and companies currently in development is available at www.raremediumgroup.com.









All statements contained herein (other than historical facts) are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially from the anticipated results or other expectations expressed in the Company's forward looking statements. Generally, the words "anticipate", "believe", "estimate", "expects", and similar expressions as they relate to the Company and/or its management, are intended to identify forward looking statements.

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE
EXERCISE HEREOF IS RESTRICTED AS DESCRIBED HEREIN.

                             STERLING VISION, INC.

              Warrant for the purchase of shares of Common Stock,
                            $.01 par value per share


         THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MY2000, LLC, a Delaware limited liability company having an office at 565 Fifth Avenue, New York, New York 10017 (the "Initial Holder"), is entitled to subscribe for and purchase from Sterling Vision, Inc., a New York corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. on December 2, 2004 (the "Exercise Period"), 2,500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), at a price (the "Exercise Price") per share of Common Stock of Two ($2.00) Dollars. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. As used herein, the term "Holder" shall include the Initial Holder and any transferee to whom this Warrant has been transferred in accordance with, and as permitted by, the terms hereof.

         The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") may be adjusted from time to time as hereinafter set forth.

         1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission to the Company, by telecopy, of the Election to Exercise attached hereto followed, within three (3) business days, by the surrender of this Warrant (with the Election to Exercise duly executed) to the Company at its office at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

         2. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

         3. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within seven
(7) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or his/its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

         4. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of this Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of this Warrant which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. This Warrant shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, subject in all cases to compliance with the terms and provisions hereof. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person(s) entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer: (i) is not then permitted pursuant to the terms hereof; or (ii) does not comply with the provisions of the Act, and the rules and regulations promulgated thereunder, and any applicable state securities laws.

         5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to this Warrant, such number of shares of Common Stock equal to the number of Warrants covered hereby. The Company covenants that all shares of Common Stock issuable upon the exercise of this Warrant, upon receipt by the Company of the Aggregate Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         6. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting such issuance shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         7. The Company shall use its reasonable, good faith efforts to file a registration statement covering the Warrant Shares within forty-five (45) days from the date hereof and shall use its reasonable good faith efforts to maintain the effectiveness thereof for a period of not less than one (1) year thereafter. All expenses incurred in connection with the filing of such registration statement shall be paid for by the Company.

         8. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, or combination of shares, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation, then appropriate adjustments in the Exercise Price and in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder, upon exercise, will be the same as it would have been had he/it owned, immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of this Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated.

         9. Unless registered as contemplated by Section 7 hereof, the Warrant Shares issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGIS-TRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN A WARRANT, DATED DECEMBER 3, 1999, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

         10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         11. The Holder of this Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         12. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated:    December 3, 1999

                                    STERLING VISION, INC.


                                    By:
                                       -----------------------------
                                       Name:
                                       Title: